Exhibit 32.1

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Science Applications International Corporation (the “Company”) on Form 10-Q for the period ended May 6, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony J. Moraco, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 13, 2016

/S/ ANTHONY J. MORACO

Anthony J. Moraco
Chief Executive Officer